                                                                  Exhibit 10.11
                         Board of Directors Compensation
                              Mac-Gray Corporation
                                 March 31, 2005

                   MAC-GRAY CORPORATION DIRECTOR COMPENSATION

EMPLOYEE DIRECTORS:

Directors who are also employees of the Company do not receive compensation for their services on the Board of Directors or any committee thereof.

NON-EMPLOYEE DIRECTORS:

1.  Annual Retainer*, payable quarterly - $16,000
2.  Annual Audit Committee Chair Retainer - $2,000
3.  Annual Committee Chair Retainer (Non-Audit) - $1,500
4.  Meeting Attendance Fees:
     a.  Board Meetings - $1,000 / $500 (telephonic) per meeting
     b.  Audit Committee Meetings - $750 per meeting
     c.  Committee Meetings (Non-Audit) - $500 / $250 (telephonic) per meeting
5. Annual Equity Compensation Award** - option to purchase 5,000 shares of the Company's Common Stock
--------------------
* 50% of the Annual Retainer is paid in shares of the Company's Common Stock and the balance is paid, at the discretion of the Director, in cash, shares of the Company's Common Stock or any combination thereof;
** Under the Company's 1997 Stock Option and Incentive Plan, each newly elected non-employee Director receives an option to purchase 5,000 shares of the Company's Common Stock on the fifth business day after his or her election to the Board of Directors, and each non-employee Director who is serving as a Director automatically receives an option to purchase 5,000 shares of the Company's Common Stock on the fifth business day after each annual meeting of stockholders. All of such options granted are fully exercisable upon grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and terminate upon the tenth anniversary of the date of grant.
--------------------

All Directors are reimbursed for significant travel expenses, if any, incurred in attending meetings of the Board of Directors and its committees.